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                                                                    EXHIBIT 99.7


April 23, 2001


Williams Communications Group, Inc.
One Williams Center, Suite 2600
Tulsa, Oklahoma
Attention: Scott Schubert

Re:      Deferral of Certain Payment Obligations

         When executed by you in the space provided below, this letter will evidence the agreement between Williams Communications Group, Inc. ("WCG") and The Williams Companies, Inc. ("TWC"), regarding the deferral of certain payment obligations due from WCG to TWC subject to the terms and conditions set forth herein. All capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in that certain Administrative Services Agreement among TWC and certain of its subsidiaries, and WCG and certain of its subsidiaries dated as of September 30, 1999, as the same may have heretofore been amended (the "Services Agreement").

1. This letter agreement applies to Service Charges owed by WCG to the Williams Group for Services provided by the Williams Group pursuant to the terms of the Services Agreement and the various charges owed by WCG to one or more members of the Williams Group pursuant to that certain Separation Agreement among WCG and TWC, as amended and restated on April 23, 2001 (the "Separation Agreement"), and other agreements referenced therein, each as amended (collectively, the "Service Charges").

2. TWC hereby agrees to permit WCG to defer payment of up to $100 million of Service Charges incurred prior to the date of this letter agreement ("Deferred Amounts") until March 15, 2002.

3. In the event WCG elects to defer payment of all or any portion of Services Charges it has incurred, such Deferred Amounts shall accrue interest at a rate equal to 8.25% per annum from the date upon which they would have been due but for this letter agreement until paid in full with accrued interest.

4. This letter agreement shall terminate upon the earlier of repayment in full of all Deferred Amounts, plus interest accrued with respect thereto, or March 15, 2002. Upon such



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         termination all outstanding Deferred Amounts plus interest accrued with respect thereto shall be immediately due and payable in full.

5. The Services Agreement and Separation Agreement as hereby modified, are hereby ratified and confirmed in all respects, including without limitation the representations and warranties therein. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Services Agreement or the Separation Agreement.

6. This letter agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to conflict of law principles, and any applicable laws of the United States of America, in all respects, including construction, validity and performance.

7. This letter agreement shall be binding upon the parties hereto and upon their respective successors, heirs and assigns.

8. The undersigned represent and warrant that they have all requisite authority to bind the respective parties hereto.

         If the foregoing correctly reflects our agreement, please execute the duplicate originals in the space provided below and return one executed original to the undersigned.


                                 THE WILLIAMS COMPANIES, INC.

                                 By: /s/ JACK D. MCCARTHY
                                    --------------------------

                                 Title: Jack D. McCarthy
                                       -----------------------

                                 Date: 4-23-01
                                      ------------------------


                                 WILLIAMS COMMUNICATIONS GROUP, INC.

                                 By: /s/ BOB F. MCCOY
                                    --------------------------

                                 Title: Bob F. McCoy
                                       -----------------------

                                 Date: 4-23-01
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